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                                                                 EXHIBIT 10(q.1)


                       FIRST AMENDMENT TO SUPPLY AGREEMENT

This Amendment is entered into the 7th day of July, 1994 by and between DUSA PHARMACEUTICALS, INC. ("DUSA"), a corporation organized and existing under the laws of the State of New Jersey, USA, whose principal offices are at 6870 Goreway Drive, Mississauga, Ontario, Canada L4V 1P1, and SOCHINAZ S.A. ("SOCHINAZ"), a corporation registered under the laws of the Canton of Valais, Switzerland, whose principal offices are at 22, rte du Simplon, CH-1895 Vionnaz, Switzerland.

WHEREAS, DUSA and SOCHINAZ have entered into a Supply Agreement dated December 24, 1993 (the "Agreement"), pursuant to which SOCHINAZ sells to DUSA and DUSA purchases from SOCHINAZ, a porphyrin precursor generally known as 5-aminolevulinic acid ("ALA") meeting certain specifications ("Product").

WHEREAS, DUSA and SOCHINAZ wish to amend the terms and conditions of the Agreement, for the purpose of adding a provision that had been mistakenly left out of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree to amend, effective as of December 24, 1993, the Agreement by adding the following new provision:

"12. Inventions. SOCHINAZ shall disclose fully and promptly, and shall assign and transfer promptly, to DUSA, its successors and assigns, free from any obligation to SOCHINAZ, the entire right, title and interest to and in every invention, improvement, discovery, process, apparatus or design, whether patentable or unpatentable, conceived or made during the term of this Agreement by SOCHINAZ or by any directors, officers, employees or agents of SOCHINAZ, relating, in DUSA's opinion, in any way, to: (i) ALA or Product; (ii) any and all salts of ALA, derivatives thereof or any compounds which may be converted in vivo or in vitro to ALA or any other precursor of protoporphyrin IX or equivalents thereto; (iii) the performance of SOCHINAZ's duties under this Agreement; or (iv) SOCHINAZ'S work on ALA. Any and all such right, title and interest shall be, and shall remain, the property of DUSA. During and after the term of this Agreement, SOCHINAZ will fully cooperate with DUSA in applying for and securing in DUSA's name patent or patents with respect to the disclosed inventions in each country in which DUSA may desire to secure patent protection."

IN WITNESS WHEREOF, the parties execute this Agreement.


SOCHINAZ S.A.                         DUSA PHARMACEUTICALS, INC.


By: /s/ Christian Borgeaud            By: /s/ D. Geoffrey Shulman
   ----------------------------          --------------------------------------
        Christian A. BORGEAUD                 D. Geoffrey Shulman, MD, FRCPC


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Title: Chief Executive Officer        Title: President & Chief Executive Officer